Exhibit 10.11

Comprehensive Line of Credit Contract

No.0304201810290087

Debtor (Party A): Xiamen Pop Culture Co., Ltd.

Residence: Unit 836, No.5 Mucuo Road, Huli District, Xiamen

Creditor (Party B): Xiamen Branch, Xiamen International Bank Co., Ltd.

Residence: Units 1A, 1B, 2A, 2B, Xin'gang Square, No.10 Hu Bin Road North, Siming District, Xiamen

Important Note: this contract is made, in accordance with relevant laws and regulations, by and between the borrower and the lender on an equal and voluntary basis. All contract terms are true representations of both parties. In order to fully protect the legitimate rights of the debtor, the creditor specially asks the debtor to carefully read contract terms and conditions, especially those in bold type, and to pay full attention to contents of the terms and conditions. If there are any doubts or ambiguities, please consult Party B and professionals or professional institutions in a timely manner.

Upon negotiation, Party B agrees to provide the following comprehensive line of credit for Party B. In order to clarify economic duties of each party, the parties hereto hereby covenant and agree as follows:

1.	Total Credit Amount: (currency, in words and in figures) RMB Ten Million Five Hundred Thousand Only (RMB10,500,000.00).

2.	Credit Validity Period: the term of line of credit hereunder is from October 30, 2018 to October 30, 2021. When the term of validity expires, unutilized credit amount will automatically expire.

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3.	Interest Rate of Loans and Interest Calculation:

3.1 The interest rate of loans hereunder shall be referred to Clause 3.1.1 below, the value of which includes VAT.

3.1.1 The interest rate of loans hereunder shall be divided into sections as follows:

(1) From the date of each loan issuance to December 31, 2018 (included), the interest rate of loans shall be determined at 154.62% on RMB loan base interest rate (per annum) of term of one to five years published on the date of loan issuance by the People’s Bank of China. Within the validity period of this contract, in the event that the People’s Bank of China adjusts the base interest rate in relation to RMB loans, then from the effective date of such adjustment, the interest rate of outstanding loans hereunder shall be calculated in accordance with such adjusted base interest rate (per annum) of corresponding grade and floating range stipulated in this contract. In any case, the interest rate of loans hereunder shall not be less than 12.09445% (per annum).

(2) From January 1, 2019 to expiration date on the contract (included), the interest rate of loans shall be determined at 48.35% on RMB loan base interest rate (per annum) of term of one to five years published on the date of loan issuance by the People’s Bank of China. Within the validity period of this contract, in the event that the People’s Bank of China adjusts the base interest rate in relation to RMB loans, then from the effective date of such adjustment, the interest rate of outstanding loans hereunder shall be calculated in accordance with such adjusted base interest rate (per annum) of corresponding grade and floating range stipulated in this contract. In any case, the interest rate of loans hereunder shall not be less than 7.0465% (per annum).

3.1.15 (applicable to overdraft), Overdraft interest rate (daily interest rate) shall be: /.

3.1.16 (applicable to loans used for paying letter of credit, letter of guarantee and acceptance bill) Advance rate: shall be determined in accordance with the loan interest rate as stipulated in Clause      /      hereof.

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3.1.17 Others:     /

3.2 Interest Calculation and Payment

3.2.1 The interest shall accrue from the Party A’s actual drawdown date and shall be determined in the following manner (1):

(1) (applicable to RMB, U.S dollar, Euro, and Yen loans) Interest payable shall be calculated based on the following formula: actual drawdown amount x loans interest rate (per annum) x number of days elapsed/360

(2) (applicable to Hong Kong dollar and Singapore dollar loans) Interest payable shall be calculated based on the following formula: actual drawdown amount x loans interest rate (per annum) x number of days elapsed/365

(3) (applicable to RMB discounting) Discount interest shall be calculated based on the following formula: face value of bill of exchange x number of days discounted x discount rate (per annum) /360

(4) (applicable to overdraft) Overdraft interest shall be calculated based on the following formula: overdraft amount x daily interest rate. (the overdraft amount shall be calculated based on balance at every day’s close time; during the period of interest accrual, if there is change on interest rate, it shall be calculated separately)

(5) Others:     /

3.2.2 Interest payment shall be determined in the following manner (2):

(1) (applicable to foreign currency loans, not applicable to discounting and overdraft) Within the period of this contract, Party B shall calculate and settle interest rate of loans on a quarterly basis, and interest payment day shall be the last day of the last month of every quarter. Where a single loan under a loan receipt shall be fully and completed repaid by Party A, it shall simultaneously settle all loan interest hereunder.

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(2) (applicable to RMB loans, not applicable to discounting and overdraft) Within the period of this contract, Party B shall calculate and settle interest rate of loans on a quarterly basis, and interest payment day shall be twentieth-first day of the last month of each quarter. Where a single loan under a loan receipt shall be fully and completed repaid by Party A, it shall simultaneously settle all loan interest hereunder.

(3) (applicable to overdraft) Party B shall calculate and settle overdraft interest on a monthly basis, and interest payment day shall be the last day of each month.

(4) (applicable to discounting) calculated and settled when Party B pays discount amount to Party A.

(5) Others:     /

4.	Purpose of Line of Credit:

The line of credit hereunder can be used for Item (1) below. Without written consent of the creditor, the debtor is not allowed to use the loan for any other purpose.

(1)	Capital operation

(2)	Issuance of letter of credit, and payment under letter of credit

(3)	Packing finance under letter of credit

(4)	Issuance of letter of guarantee, and payment under letter of guarantee

(5)	Issuance of bank acceptance bill, and payment under bank acceptance bill

(6)	Outward bill

(7)	Overdraft

(8)	Bill discounting

(9)	Foreign exchange trading

(10)	Others: /.

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5.	Utilization of Line of Credit:

5.1 Party A shall open a current account at Party B. Each loan made by Party A shall be handled through its current account at Party B.

5.2 Within the term of line of credit, Party A shall, two bank business days prior to each drawdown, submit a written application to Party B. Party B has rights to make a unilateral decision whether granting line of credit hereunder to Party A. Upon check and approval by Party B, Party A is entitled to utilize the credit. Whatever any reason, if Party B disapproves of utilization of credit hereunder or issuance of loans, Party A has no right to request for utilizing the credit or issuing the loan.

5.3 Within the validity term of line of credit, every single credit amount, period, and purpose shall be in accordance with corresponding business vouchers (including but not limited to loan receipts, relevant business vouchers unilaterally issued by Party B).

5.4 The balance of each sub-line hereunder shall not exceed the total credit amount.

5.5 Within the term of validity, Party A may recycle the line of credit.

5.6 (only applicable to working capital loans) Where loan funds are paid externally, it shall be referred to the following Clause 5.6.1:

5.6.1 Entrusted payment by the lender. Party A entrusts Party B to pay the loan funds at Party A’s account to its commercial counterparty who meets the purpose stipulated in this contract. Party A shall be liable for all legal and economic losses arising from entrustment.

5.6.2 Independent payment by the debtor. After the loan funds have been issued to Party A’s account by Party B, Party A independently pays to its commercial counterparty who meets the purpose stipulated in this contract. Party A shall summarize and provide records of the use of the loan funds for Party B on schedule.

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5.7 (only applicable to working capital loans) During the loan’s payment, if Party A’s decline in credit situation, or low profitability in its principal business, or the abnormal use of loan funds, then external payment of loan funds shall be adjusted to the manner listed in Clause 5.6.1, and Party B has right to terminate the issuance and payment of the loan funds.

5.8 (only applicable to issuance of letter of credit, and payment under letter of credit) If Party A utilizes line of credit hereunder to file an application to Party B for opening the letter of credit, prior to application date, it shall provide guaranty equivalent to       /  % of the letter of credit amount as pledge security for external payment under the letter of credit for Party B and Party B shall be given first- priority of compensation. In case that Party A fails to make the letter of credit payment on schedule, Party B has the right to deduct the abovementioned guaranty, and to take the initiative in utilizing the loans hereunder to make the letter of credit payment. Where Party B at its discretion utilizes the loans hereunder, specific loans amount and term shall be unilaterally determined by Party B. Under the circumstance, Party A does not need to file loan receipts. Party A shall be liable for all obligations arising from this contract.

5.9 (only applicable to issuance of letter of guarantee, and payment under letter of guarantee) If Party A utilizes line of credit hereunder to file an application to Party B for opening the letter of guarantee, prior to application date, it shall provide guaranty equivalent to      /   % of the letter of guarantee amount as pledge security for external payment under the letter of guarantee for Party B and Party B shall be given first-priority of compensation. Where a beneficiary requires Party B to perform its guarantee liability, Party B has the right to deduct the abovementioned guaranty, and to take the initiative in utilizing the loans hereunder to directly pay claim amount under letter of guarantee. Where Party B at its discretion utilizes the loans hereunder, specific loans amount and term shall be unilaterally determined by Party B. Under the circumstance, Party A does not need to file loan receipts. Party A shall be liable for all obligations arising from this contract. Payment made by Party B shall not be affected by basic contract dispute between Party A and the beneficiary. Party A shall be liable for all reimbursement liability arising from payment under performance guarantee, foreign bank expenditure (if applicable), incidentals (if applicable), and litigation fees (if applicable) and others in connection with payment under performance guarantee and claims.

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5.10 (only applicable to packing finance) Within the validity period of line of credit hereunder, where Party A goes through each single packing finance, it shall provide the foreign letter of credit (hereinafter referred to as “pledged letter of credit”) which is acknowledged and acceptable to Party B as pledge. Each packing finance shall not exceed 70% of the amount of pledged letter of credit. Each packing finance shall not exceed three months, and not exceed validity period of credit hereunder.

5.11 (only applicable to issuance of bank acceptance bill, and payment under bank acceptance bill) If Party A utilizes line of credit hereunder to file an application to Party B for opening the bank acceptance bill, prior to application date, it shall provide guaranty equivalent to      /  % of the face value of acceptance bill as pledge security for external payment under the acceptance bill for Party B and Party B shall be given first-priority of compensation. Where Party A utilizes credit hereunder to open the bank acceptance bill, the maturity date of the opened bank acceptance bill shall not later than ten days prior to the maturity date of the credit hereunder. In case that Party A fails to make the bill payment on schedule, Party B has right to deduct the abovementioned guaranty, and to take the initiative in utilizing the loans hereunder to directly make acceptance bill payment. Where Party B at its discretion utilizes the loans hereunder, specific loans amount and term shall be unilaterally determined by Party B. Under the circumstance, Party A does not need to file loan receipts. Party A shall be liable for all obligations arising from this contract.

5.12 (only applicable to those passes annual review while having balance of “non-loans” under original line of credit) Party A has utilized line of credit under      /  contract (No.     /  ) made by Party A and Party B, and Party A files an application to Party B for      /  (please filled in purpose of balance of sub-limit under the original credit, except “loans”, e.g. externally opening the letter of guarantee, opening the letter of credit, the bank acceptance bill, foreign exchange trading, etc.), if the balance under the original credit has not yet settled at the effective date of this contract, then it will directly transfer to the credit hereunder.

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5.13 (only applicable to circumstance of summing up and controlling credit under multiple contracts) The balance of credit hereunder and the balance of credit under     /   contract (No.   /     ) made by Party A and Party B shall not exceed   /       (filled in amount in words and in figures) (exchange rate converted based on       / ).

5.14 (only applicable to overdraft) The term of each overdraft shall not longer than      /   days, and shall not exceed the validity term of credit stipulated in this contract. The overdraft amount shall not less than (currency) /       (amount in words and in figures) /       , and the overdraft amount shall be (currency) /      , an integral multiple of  /        (amount in words and in figures).

5.15 Others: /      .

6.	Principal and Interest Repayment

6.1 Party A shall repay the principal and interest in accordance with the amount and schedule as required under this contract. Party A authorizes Party B to deduct loans principal, interest, penalty interest, compound interest, liquidated damages and other costs stipulated in this contract (if applicable) from the accounts opened by Party A in sub-branches and branches of Xiamen International Bank Co., Ltd. without further instruction. Such amount may be original currency, or may be any converted currencies equivalent to the original currency.

6.2 If the balance of Party A’s repayment account is not sufficient to pay principal payable, interest and other costs (if applicable) hereunder, Party B may decide the priority sequence of each item to be deducted.

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6.3 Advance Payment:

(1) When Party A repays all or part of the loans in advance, it shall obtain Party B’s prior written consent.

(2) When repaying in advance, Party A shall fully pay on the prepayment date all principal, interest and other amounts due and payable as of such prepayment date hereunder (if applicable).

6.4 (only applicable to working capital loans) Party A shall designate a special collection account and shall provide its cash flow information of such account for Party B in a timely manner.

6.5 (only applicable to packing finance) Party A shall repay each loan on schedule in accordance with the maturity date stipulated in each application form. The packing interest shall be paid together with its principal. Party B has the right to directly deduct collection or outward bill under each pledged letter of credit to repay corresponding packing finance.

6.6 (only applicable to outward bills) Party A shall repay each loan on schedule in accordance with the maturity date stipulated in each outward bill receipt. Party B has the right to directly deduct collection under each outward bill receipt to repay corresponding outward bills, whether its maturity or not. Outward bill interest shall be paid together with its principal.

6.7 (only applicable to discounting) Repayment of discounting principal and interest: discounting interest will be directly deducted by Party B at discount date. Upon discounting by Party B hereunder, Party B has obtained all bills right. When the bills of exchange are due, Party B will collect payment from acceptors. Whatever reason caused return of bills of exchange or Party B failing to collect payment due in accordance with amount and schedule, Party B may directly deduct the outstanding bill amount and accrual of interest and other amount during the delayed period (if applicable) from Party A’s accounts. Party A has right to recourse against Party A and its prior party. In case that the acceptor refuses to make payment as a result of fake, clone discount bills of exchange, or any other reasons, Party A shall unconditionally refund the face value of discounted bills of exchange to Party B.

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7.	Security

To guarantee performance of its obligations under this contract, Party A shall provide legal and effective security for Party B in accordance with the following Clause 7.1.

7.1 Liya Wei and Zhuoqin Huang (hereinafter referred to as “Guarantors”) undertake joint and several guaranty liability to Party B for Party A’s loan hereunder (a security contract will be separately attached).

7.2 /      (hereinafter referred to as “Mortgagor”) mortgages its ownership located at /       to undertakes the responsibility of mortgage guarantee to Party B for Party A’s loan hereunder, giving Party B the first-priority of compensation (a mortgage contract will be separately attached).

7.3 /       (hereinafter referred to as “Pledgor A”) pledges its deposit (currency) /         /       (amount in words and in figures) and fructus at Party B for Party A’s loan, giving Party B the first-priority of compensation (a pledge contract will be separately attached).

7.4 /         (hereinafter referred to as “Pledgor B”) pledges its guaranty (currency) /         /       (amount in words and in figures) and fructus at Party B for Party A’s loan, giving Party B the first-priority of compensation (a pledge contract will be separately attached).

7.5 /        (hereinafter referred to as “Pledgor C”) pledges its  /        (filled in shareholding or equity percent) shares/equity and fructus in  /      (filled in company name) to Party B for Party A’s loan, giving Party B the first- priority of compensation (a pledge contract will be separately attached).

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7.6 The irrevocable standby letter of credit issued by /         Bank (hereinafter referred to as “Issuing Bank”) with total amount (currency)   /            /           (amount in words and in figures) and Party B as beneficiary, provides joint and several guaranty to Party B for Party A’s loan hereunder. If Party A fails to repay the debt in full on time as agreed in this contract, we have the right to recover the debt owed by Party A from the Issuing Bank according to the agreed terms of the letter of credit.

7.7 Party A shall provide pledge guarantee for the repayment of all debts owed by Party A to Party B under this contract with  /          (filled in the company's name) receivables and corresponding collection amount not less than (currency)   /            /          (amount in words and in figures). After the receivables are collected, they shall first be used to repay the loan principal and interest, default interest, compound interest and other expenses (if applicable) owed by Party A to Party B, or directly deposited in Party B' account at Party A and transferred to pledge deposit to guarantee the repayment of the debt owed by Party A to Party B under this contract. Party A guarantees that its deposit account at Party B shall be the only account for receivables.

7.8 Other security conditions:   /

8.	Other Conditions:

8.1 Upon occurrence of any of the following circumstance, Party A shall promptly notify Party B and arrange for repayment and security in accordance with requirements imposed by Party B.

(1) Any change to its articles of association, business scope, registered capital, residence, legal representative (person in charge) and its equity;

(2) Serious difficulties in production and operation, deterioration of financial condition, stopping operation, winding-up, dissolution, liquidation, suspension of business, revocation or cancellation of its business license, or application (or be applied for) for bankruptcy;

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(3) It is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to seizure, freeze, attachment or supervision in accordance with applicable law;

(4) Any of its member of board of directors and current senior management being suspected of major crime or involved in any material economic dispute or being imposed administrative punishment by any relevant authority;

(5) There being any liability accident caused by Party A’s violation of applicable laws and regulations, regulatory rules or industry standard in relation to food safety, production safety, environmental protection and others, which has affected or may affect performance of its obligations hereunder;

(5) Other material events that may cause adverse impact on its repayment.

8.2 Within the term of this contract, Where Party A occurs any circumstance in relation to decrease of capital , contracting, leasing, joint stock system reform, joint venture, merger, merger and acquisition, division, joint venture, transfer of equity, external investment, material increase in debt financing, application for suspension of business, for dissolution, for bankruptcy and others that may affect realization of Party B’s claims hereunder, Party A shall give a written notice and obtain consent of Party B 30 days prior to the events above, and arrange for repayment and security in accordance with requirements imposed by Party B.

8.3 Party A shall provide financial and accounting material, production and operation material, and relevant instruction for Party B on a quarterly basis; Party A shall actively cooperate with and accept Party B’s check and supervision in connection with its production, operation, financial activities, and the use of loans hereunder.

8.4 Where Party A provides guarantee, mortgage, pledge or any security for the debts of any others that may affect Party B’s creditor’s rights, it shall obtain written consent of Party B.

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8.5 Party A shall truthfully declare purpose of each loan to Party B, undertaking that loans borrowed from Party B shall not be invested in securities, futures market, or any other purpose restricted or prohibited by applicable laws and regulations.

8.6 Party B may investigate and understand in Party A’s loans payment management, capital operation, capital collection and others and Party A shall cooperate with Party B in monitoring Party A’s accounts; Party A shall assist and cooperate with Party B in such investigation, understanding and supervision;

8.7 (only applicable to packing finance) Within validity term of line of credit hereunder, Party A applying for packing finance shall also obey:

(1) import documents and letter of credit delivered by Party A shall be consistent with terms and conditions as stipulated in pledged letter of credit, and Party A undertakes the documents comply with the terms and conditions of the letter of credit and documents are consistent with one another.

(2) if issuing party of the pledged letter of credit requests Party A to amend or revoke the letter of credit, upon written approval by Party B, Party A may amend or revoke such letter of credit. Such amendment or revocation shall not affect Party B’s rights and interests.

(3) if Party A fails to perform the pledged letter of credit, it shall repay the packing finance by other sources of funds, or provide other mortgage or security acceptable to Party B.

(4) if Party A fails to repay the packing loan with the export loan under the pledged letter of credit, Party A shall pay Party B the non-negotiation service fee in the original currency of the loan at 1.25‰ of the repayment amount.

(5) during the period of packing finance, in accordance with requirements by Party B, Party A shall provide storage, productions and operations conditions for Party B. Party B has right to monitor raw material purchase, production, storage, shipping, settlement and others under the pledged letter of credit.

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8.8 (only applicable to unsecured credit) Party A shall also comply with items below:

(1) Party A shall comply with the financial constraint index created by Party B.

(2) Party A shall report external security conditions to Party A on schedule and undertake that information provided and external guarantee amount is complete, true and accurate.

(3) without written approval by Party B, Party A shall not pledge its effective operation assets as external guarantee.

(4) where loans guaranteed by Party A’s deposit accounts or its cash flow, to ensure implementation of the abovementioned guarantee, it shall open an escrow account at Party B, so that Party B controls income and expenditure of such account. If an escrow agreement, separately made between Party B and Party A, agrees that Party B may supervise relevant Party A’s accounts and there is no conflict or discrepancy between such agreement and this clause, the agreement shall prevail.

8.9 (only applicable to group customers) Party A shall timely report to Party A the related transactions of more than 10% net assets, including: relationship between parties involved in the transaction; transaction project and its nature; amount or proportion of the transaction; pricing policy (including transactions with no or only symbolic amount).

8.10 (only applicable to acceptance bill discounting) All receipts, documents, material, certificates provided by Party A under bill of exchange discount stipulated in this contract shall be authentic, complete, accurate and effective. Party A undertakes that the bill of exchange to be applied for discount is authentic, lawful, effective and legally acquired, and that there is an authentic commodity trading relationship between Party A and drawer or the prior party.

8.11 (applicable to onshore security for offshore credit business where applying to the creditor for issuance of standby letter of credit) Party A shall deposit the pledged deposits listed in Clause       /       hereunder in the account at Party B prior to       /        and Party A shall make full drawdown hereunder within five working days after Party B completes procedures with respect of effectiveness of the credit hereunder; otherwise, Party B may cancel the line of credit.

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8.12 (only applicable to guarantee credit) Where the guarantors hereunder occur circumstances of stopping operation, winding-up, cancellation of registration, revocation of business license, revocation, bankruptcy and operating loss and others, and partially or totally lose its guarantor’s ability corresponding to loans hereunder, Party A shall timely provide other security acceptable to Party B.

8.13 (only applicable to mortgage/ pledge security credit) Where the mortgaged property, pledged property decrease in its value, is accidentally damaged or lost, or the mortgaged/pledged property hereunder is sealed up, frozen, seized, expropriated, within the scope of demolition or such property is involved in ownership disputes and others, Party A shall timely notify Party B and provide other security accepted by Party B.

9.	Representation and Warranties

Party A makes the following representations and warranties to Party B, and these representations and warranties will remain valid and effective within the terms of this contract:

9.1 It is a legal person or organization which is duly incorporated in accordance with laws of incorporation. It is eligible to conduct business which stipulates in its business license, documents or articles of association in the place of incorporation or the place of principal business, and it is eligible to act as a debtor hereunder.

9.2 It has obtained all necessary authorizations or approvals to enter into this contract. Its execution and performance of this contract does not violate its article of association or any applicable laws or regulations, or conflict with any of its obligations under executed or performing contracts.

9.3 It operates its business in accordance with laws and regulations. It has good credit with no bad records of credit default, debts evasion and others.

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9.4 It has a well-established organizational structure and financial management system. It has not committed any material violation of regulations or disciplines during its production and operation in the past one year. Its current senior management has no material negative record.

9.5 It guarantees that purpose of credit hereunder is legitimate.

9.6 Documents, material, reports, certificates and others hereunder provided by Party A to Party B are true, complete, accurate, and effective, and do not contain any false record, gross omission or misleading statement. The financial reports provided to Party B are prepared in accordance with applicable laws, regulations and financial reporting standards; such reports are true, accurate, complete and effective in major aspects and give fair presentation of financial conditions at the end of accounting period and operation achievements within such accounting period. The financial conditions of Party A have no material adverse change since the end date of its latest financial reports.

9.7 It has not concealed from Party A any matters that have occurred or are occurring that may affect its financial condition and solvency, including mediation, arbitration, litigation, compulsory enforcement and matters of violation of discipline and laws that may affect Party B’s rights and interests.

9.8 There is no occurring litigation, arbitration, other administrative procedures or claim that may affect Party A’s execution, performance of this contract and its solvency under this contract.

9.9 Party A has carefully read this contract and fully understand and accept this contract. The execution and performance of this contract is based on Party A’s free will and true representations.

10.	Events of Default:

Upon occurrence of any of the following events, Party A will be in default and Party B may take steps stipulated in this contract:

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10.1 Party A breaches terms and conditions under this contract, or breaches any of its representations, warranties or undertaking hereunder;

10.2 Party A occurs any of the following events, which has affected or may affect performance of its obligations hereunder;

(1) it fails to settle any other debt when it becomes due (including due to accelerated maturity declared by the creditor), or is in default or breach of any of its obligations under other agreements;

(2) its ability to make profit, repay debts, operate its business, and its financial indicators such as cash flow suffer deterioration, which has caused or may cause adverse impact on performance of its obligations hereunder, among them, asset-liability ratio higher than  /       ; other indicator:    /         ;

(3) brand, clients, market channel and others suffers material adverse change, or equity structure, production, operation or external investment suffers any material adverse change;

(4) its property is subject to attachment, frozen, seizure or enforcement;

(5) it is or may be involved in any material economic dispute, litigation and arbitration;

(6) it is investigated or punished by any competent judicial or administrative authority such as tax authority, and industrial and commercial authority in accordance with laws;

(7) occurrence of abnormal change of its legal representative, actual controller, major individual investor and key management personnel, or such persons involved in major case, or their major property subject to property preservation, or such persons suspected of crime so any competent judicial authority has launched investigation on or restricted right of freedom of such persons in accordance with laws or occurrence of other event that causes such persons fail to perform their duties;

(8) it is under winding-up, dissolution, liquidation, suspension of business, or its business license has been or may be revoked or cancelled, or it has been applied for bankruptcy;

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(9) there is any liability accident caused by violation of applicable laws and regulations, regulatory rules or industry standard in relation to food safety, production safety, environmental protection and others;

(10) other events that may cause adverse impact on realization of Party B’s claim hereunder.

10.3 When occurrence of the following events by the guarantor hereunder (namely guarantor, mortgagor, pledgor), Party A failing to provide other security acceptable to Party B, Party A will be in default:

(1) the guarantor breaches the guarantee document, or deterioration in its credit, or occurrence of any events that weaken its ability to guarantee;

(2) the mortgagor breaches the mortgage contract, or deliberately damages the mortgage, or value of the mortgage has decreased considerably or may decrease, or insurance of mortgage is suspended or revoked, or occurrence of any events that prejudice Party B’s mortgage;

(3) the pledgor breaches the pledge document, or value of pledge has decreased considerably or may decrease, or occurrence of any events that prejudice Party B’s pledge;

(4) failing to go through guarantee registration and record formalities with relevant authorities in accordance with laws and regulations;

(5) when the guarantee has adverse change on Party B’s creditor’ right (including but not limited to Party A failing to timely go through guarantee registration formalities in respect of those transferred target company equity/target property as security), Party A fails to provide other security acceptable by Party B.

10.4 (applicable to group customer credit) Upon occurrence of any of the following events, Party A will be in default and Party B may take steps stipulated in this contract.

(1) Party A provides false material or conceals major operation and financial truth;

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(2) Without the consent of Party B, Party A unilaterally changes the original purpose of the credit, misappropriation of the loans, or uses the loans for engagement in illegal transaction;

(3) Party A obtains funds or credit facility by using false contracts between Party A and its related party or discounting or pledging notes receivable, accounts receivable and others that do not actually exist;

(4) Party A refuses to accept Party B’s supervision and investigation in connection with its use of credit and relevant operation and financial activities.

(5) Party A occurs major merger and acquisition, takeover, reconstruction and others, and Party B deems that such occurrence may affect facility.

(6) Party A intentionally uses related transactions to evade from or invalidate Party B’s claim.

10.5 (applicable to unsecured credit) Party A’s credit rating, profitability, asset liability ratio, net cash flow in operation activities and others do not comply with Party B’s requirement on grant of unsecured loans, or its production, operation and financial conditions have material change, which causes material adverse effect on the loans hereunder.

10.6 (only applicable to overdraft business) If Party A occurs cumulative two times overdue overdraft within period of line of credit hereunder, or production, operation and capital structure deteriorates into financial crisis, or its overdraft settlement account at Party B is seized and frozen by an external institution; in any one of the circumstances above, Party A will be in default and Party B may take steps stipulated in this contract.

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11.	Treatment of Default

Upon the occurrence of any event of default under this contract, Party B may take one or several actions listed below and Party A has no objection:

11.1 It may reduce, suspend or cease credit hereunder, or shorten the validity period of credit.

11.2 It may stop providing loans under this contract.

11.3 It may collect loans that not due, declare immediate maturity of all outstanding loans regardless of whether or not due, request Party A to repay all debts owed to Party B under this contract.

11.4 For overdue interest (including all or part of loan interest due in advance, penalty interest, compound interest and other interest paid to Party B), Party B shall not only continue to pay such interest, it also shall pay for a compound interest from the due date for that interest payment pursuant to the overdue penalty interest rate stipulated in Clause 11.5 of this contract.

11.5 For overdue loan principal (including all or part of loan principal due in advance), the overdue interest shall be charged from the date of such loans principal due pursuant to overdue penalty interest rate stipulated in this clause. Overdue penalty interest rate shall be the sum of (1) the loan interest rate stipulated in Clause 3.1 under this contract; and (2)50% of the loan interest rate stipulated in Clause 3.1 hereunder.

11.6 Party A failing to use the loans in accordance with the purpose stipulated in this contract, it shall pay liquidated damages in respect of misappropriated amounts to Party B from the date of misappropriation to the date when all the principal and interest hereof are fully repaid. The liquidated damages rate shall be 100% of the loan interest rate stipulated in Clause 3.1 hereunder.

11.7 It has right to exercise its security rights.

11.8 It has right to request Party A to provide security acceptable to Party B.

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11.9 Where occurrence of any event of default under this contract causes Party B realize its creditor’s right by means of judicial recourse, Party A shall be obliged to bear all expenses incurred (including but not limited to litigation fees, lawyer’s fees, property preservation fees, travel expenses, execution fees, appraisal fees, auction fees and others).

11.10 In the event that Party A is in default on the due loan principal, interest, penalty interest, compound interest and other amounts (including the unpaid amount being declared to be immediate due), Party B has the right to deduct money from Party A’s domestic or foreign currency account opened at Party B or at sub-branches and branches of Xiamen International Bank Co., Ltd. to repay the due debt until the amount is fully repaid. In case of discrepancy between deducted currency and the currency under this contract, it shall pay the converted funds at the rate published by Party B.

11.11 (only applicable to Issuance of letter of credit, acceptance, and letter of guarantee) For those accepted bills of exchange, or issuance of letters of credit, letters of guarantee, shipping guarantee and others, Party B has the right to call for extra guarantee, or to transfer amount at the other account opened at Party B by Party A to the guarantee account as payment guarantee under this contract.

12.	Transfer of Rights and Obligations

12.1 Party B may transfer part or all of its rights hereunder to a third party without consent of Party A. Upon transfer of the creditor’s right, an assignee assumes incidental rights in connection with the creditor’s right.

12.2 Without written consent of Party B, Party A shall not assign all or part of its rights and obligations under this contract.

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13.	Effectiveness, Amendment and Termination

13.1 This contract shall become effective and in full force after it has been duly signed (or sealed) by the authorized person(s) of Party A and Party B and sealed with related common chops, and shall remain effective until Party A pays off all loan principal, interest, penalty interest, compound interest, liquated damages and other expenses (if applicable) under this contract.

13.2 Any amendment to this contract shall be agreed by the parties and made in writing. Amended clauses or amendment agreement shall constitute an integral part of this contract and have equal legal effect as this contract. The original terms of this contract which are to be amended shall remain effective until the relevant amendments take effect.

13.3 Amendments to or termination of this contract shall not prejudice each party’s right to claim compensation for loss. The dispute resolution clause hereof shall survive termination of this contract.

14.	Governing Law and Dispute Resolution

The execution, validity, interpretation, performance and dispute resolution of this contact shall be governed by the PRC law (excluding the laws of Hong Kong, Macau Special Administrative Region and Taiwan Area). All disputes and controversies arising from or in connection with this contract shall be solved by parties through consultations, failing which, such disputes and controversies shall be resorted to jurisdiction of the court where Party B is located.

During the lawsuit, except for the dispute part, other clauses under this contract shall continue to perform.

15.	Miscellaneous

15.1 Guarantee documents, specific business vouchers (including but not limited to loan receipts, relevant business vouchers unilaterally issued by Party B and others) and other legal documents in connection with this contract shall be an integral part of this contract.

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15.2 Failure to exercise, partial exercise or delay in exercise by Party B of any of its rights hereunder will not constitute waiver of or amendment to such right or any other right, nor will it affect Party B’s further exercise of such right or any other right.

15.3 Invalidity or unenforceability of any provision hereof will not affect validity or enforceability of any other provision hereof or validity of the whole contract.

15.4 All or partial invalidity of this contract will not affect validity of the security clauses.

15.5 The terms used in this contract including “related party”, “related party relationship”, “related transaction”, “major individual investor” and “key management personnel” shall have the meaning given to them in the Accounting Standard for Business Enterprises No.36-Disclosure of Related Parties (Cai Kuai [2006] No.3) issued by Ministry of Finance.

15.6 In this contract, the headlines are for reference only, and do not constitute any interpretation of this contract, or restriction on contents or scope of provisions under such headings.

16.	Other Matters Agreed by the Parties:

16.1 Within the term of line of credit hereunder, when Party A makes each drawdown hereunder to pay advertising fees and venue rentals, it shall provide corresponding purchase and sale contracts, transfer receipts and other documents required by Party B. Party B has right to check the aforesaid documents and decide whether issuing loans or not and specific loan amounts and period, and to directionally pay the loan funds to the payee’s account stipulated in the abovementioned contracts.

16.2 Within the term of line of credit hereunder, Party A is allowed to make more than one drawdown, and each drawdown period shall not exceed one year.

16.3 Within the term of line of credit hereunder, Party A shall guarantee that its downstream clients make payment to its accounts opened at Party B or at sub-branches and branches of Party B. Party B may supervise on such payment every twelve months. Such payment shall not be lower than RMB Twenty-five Million Only (RMB25,000,000); otherwise Party B has right to take measures stipulated in Clause 11 under this contract.

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17. This contract is made in THREE copies, with Party A holding ONE copy and Party B holding TWO copies, all of which shall have equal legal effect.

18. Statement

The signatories has read all terms and conditions of this contract, and paid special attention to those clauses in bold hereof. At the request of the debtor, the creditor has made explanation on relevant terms under this contract. The debtor has thoroughly and fully understand the meaning and corresponding legal effect of terms and conditions hereof, and voluntarily executes this contract.

Party A:	Xiamen Pop Culture Co., Ltd. (seal)
Zhuoqin Huang (stamp)

Party B:	Xiamen branch, Xiamen International Bank Co., Ltd. (seal)
Zirun Guo (stamp)

Execution date: October 30, 2018

Place of execution: Siming District, Xiamen

Witnesses: /s/

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